Exhibit 4b

                                Form of Contract

                              DRAFT: APRIL 14, 1988
                      PHOENIX MUTUAL LIFE INSURANCE COMPANY
           Home Office: One American Row, Hartford, Connecticut 06115

        Annuitant                                                  Age and Sex

    Policy Number                                                  Policy Date

  Initial Premium                                                  Maturity Date

Dear Policyowner:

We agree to pay the benefits of this policy in accordance with its provisions. It is important to us that you are satisfied with your policy. For service or information on this policy contact the agent who sold the policy or our Investment Products Division at the following address:

          Phoenix Mutual Life Insurance Company
          Investment Products Division
          One American Row
          Hartford, Connecticut 06115

RIGHT TO CANCEL. You have a right to return this policy. If for any reason you are not satisfied with this policy, you may return it to us at our Investment Products Division within 10 days after it is delivered to you for a refund of the Accumulated Value plus any charges made under this policy.

The Accumulated Value will be determined as of the nearest Valuation Date coincident with or following the date we received the returned policy at our Investment Products Division.

This policy provides for the payment of a deferred life annuity with a 10-year period certain based on the values accumulated during the variable accumulation period prior to the Maturity Date. The amount of accumulated values and resulting benefits will depend on the investment experience of the underlying sub-account(s) during the accumulation period and may vary in amount. The annuity payments will be based on this policy's Accumulated Value on the Maturity Date and the annuity purchase rates stated herein.

Signed for Phoenix Mutual Life Insurance Company at its Home Office in Hartford, Connecticut.


                                Sincerely yours,
    Secretary                                                    President

                                Registrar

     Flexible Premium Variable Accumulation Deferred Annuity.

          THE ACCUMULATED VALUE AND RESULTING BENEFITS ARE VARIABLE. THEY WILL DEPEND ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNT(S) DURING THE ACCUMULATION PERIOD AND MAY INCREASE OR DECREASE IN AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE ACCUMULATED VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

2646                       Non-participating
0461B

                      PHOENIX MUTUAL LIFE INSURANCE COMPANY
           Home Office: One American Row, Hartford, Connecticut 06115

      Annuitant                                               Age and Sex

  Policy Number                                               Date of Issue

Initial Premium                                               Maturity Date


YOU HAVE A RIGHT TO CANCEL THIS POLICY. You may cancel it by returning the policy to the agent through whom it was purchased or by delivering or mailing a written notice or telegram to our Investment Products Division at the following address:

          Phoenix Mutual Life Insurance Company
          Investment Products Division
          One American Row
          Hartford, Connecticut 06115

before midnight of the tenth day after this policy is delivered to you.

Notice given by mail and return of the policy or contract by mail are effective on being postmarked, properly addressed, and postage prepaid.

If cancelled, the policy will be considered void from the beginning and we will return any payments made for this policy, less any partial surrender amounts paid. Such payment will be made within ten days after we receive notice of cancellation and the return policy.

This policy provides for the payment of a deferred life annuity with a 10-year period certain based on the values accumulated during the variable accumulation period prior to the Maturity Date. The annuity payments will be based on this policy's Accumulated Value on the Maturity Date and the annuity purchase rates stated herein.

Signed for Phoenix Mutual Life Insurance Company at its Home Office in Hartford, Connecticut.


                                Sincerely yours,
     Secretary                                                   President

                                Registrar

     Flexible Premium Variable Accumulation Deferred Annuity.

          THE ACCUMULATED VALUE AND RESULTING BENEFITS ARE VARIABLE. THEY WILL DEPEND ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNT(S) DURING THE ACCUMULATION PERIOD AND MAY INCREASE OR DECREASE IN AMOUNT. SEE PART 6 FOR A DESCRIPTION OF HOW THE ACCUMULATED VALUES ARE DETERMINED, AND PART 8 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                                Non-Participating
2646 MN

                      PHOENIX MUTUAL LIFE INSURANCE COMPANY
           Home Office: One American Row, Hartford, Connecticut 06115

        Annuitant                                                  Age and Sex

    Policy Number                                                  Date of Issue

Initial Premium                                                    Maturity Date


Dear Annuitant:

We agree to pay the benefits of this policy in accordance with its provisions. It is important to us that you are satisfied with your policy. For service or information on this policy contact the agent who sold the policy or our Investment Products Division at the following address:

          Phoenix Mutual Life Insurance Company
          Investment Products Division
          One American Row
          Hartford, Connecticut 06115

RIGHT TO CANCEL. You have a right to return this policy. If for any reason you are not satisfied with this policy, you may return it to us at our Investment Products Division within 10 days after it is delivered to you for a refund of the Accumulated Value plus any charges made under this policy.

The Accumulated Value will be determined as of the nearest Valuation Date coincident with or following the date we received the returned policy at our Investment Products Division.

This policy provides for the payment of a deferred life annuity with a 10-year period certain based on the values accumulated during the variable accumulation period prior to the Maturity Date. The annuity payments will be based on this policy's Accumulated Value on the Maturity Date and the annuity purchase rates stated herein.

Signed for Phoenix Mutual Life Insurance Company at its Home Office in Hartford, Connecticut.

                                Sincerely yours,
     Secretary                                                    President
                                Registrar

     Flexible Premium Variable Accumulation Deferred Annuity.

          THE ACCUMULATED VALUE AND RESULTING BENEFITS ARE VARIABLE. THEY WILL DEPEND ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNT(S) DURING THE ACCUMULATION PERIOD AND MAY INCREASE OR DECREASE IN AMOUNT. SEE PART 6 FOR A DESCRIPTION OF HOW THE ACCUMULATED VALUES ARE DETERMINED, AND PART 8 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                           Non-Participating
2646

                      PHOENIX MUTUAL LIFE INSURANCE COMPANY
           Home Office: One American Row, Hartford, Connecticut 06115

        Annuitant                                               Age and Sex

    Policy Number                                               Date of Issue

Initial Premium                                                 Maturity Date


Dear Annuitant:

We agree to pay the benefits of this policy in accordance with its provisions. It is important to us that you are satisfied with your policy. For service or information on this policy contact the agent who sold the policy or our Investment Products Division at the following address:

                           Phoenix Mutual Life Insurance Company
                           Investment Products Division
                           One American Row
                           Hartford, Connecticut 06115

RIGHT TO CANCEL. You have a right to return this policy. If for any reason you are not satisfied with this policy, you may return it to us at our Investment Products Division within 10 days after it is delivered to you for a refund of the Accumulated Value plus any charges made under this policy.

The Accumulated Value will be determined as of the nearest Valuation Date coincident with or following the date we received the returned policy at our Investment Products Division.

This policy provides for the payment of a deferred life annuity with a 10-year period certain based on the values accumulated during the variable accumulation period prior to the Maturity Date.

Signed for Phoenix Mutual Life Insurance Company at its Home Office in Hartford, Connecticut.

                                Sincerely yours,
     Secretary                                                    President

                                Registrar

     Flexible Premium Variable Accumulation Deferred Annuity.

          THE ACCUMULATED VALUE AND RESULTING BENEFITS ARE VARIABLE. THEY WILL DEPEND ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNT(S) DURING THE ACCUMULATION PERIOD AND MAY INCREASE OR DECREASE IN AMOUNT. SEE PART 6 FOR A DESCRIPTION OF HOW THE ACCUMULATED VALUES ARE DETERMINED, AND PART 8 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                                Participating
2646 PAR

                                    POLICY SUMMARY


ABOUT THIS SUMMARY           This summary briefly highlights some of the major
                             policy provisions. Since this is only a summary, the detailed provisions of the policy will control.
                             See those provisions for full information and any limits or restrictions that apply. To locate this policy's provisions, use the Table of Contents.
                             Your policy is a legal contract between you and us.
                             You should, therefore, READ YOUR POLICY CAREFULLY.

                             Check the Schedule Page of this policy to make sure it reflects the premium allocation requested. Please call on your agent or us at any time you have questions about your policy.

THE TYPE OF POLICY           This policy provides for payment of a deferred life
                             annuity with 10-year period certain based on the value accumulated during the variable accumulation period prior to the Maturity Date. The amount of each annuity payment will be based on the Accumulated Value on that date.

PREMIUMS ALLOCATED           The values that accumulate under this policy prior
TO SUB-ACCOUNTS              to the Maturity Date are based on the amount and
                             number of premium payments made and the investment experience of the sub-account(s) to which the premium payments are allocated by you. The sub-accounts are part of the Phoenix Mutual
                             Variable Accumulation Account (VA Account) and have differing investment objectives as shown on the Schedule Page. We have the right to add additional sub-accounts subject to approval by the Securities and Exchange Commission and where required, other regulatory authorities. Subject to the terms of this policy, you may transfer the policy's
                             Accumulated Value between and among the various sub-accounts.

                             The VA Account is a Separate Account established by our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of our General Account. The assets of the VA Account are owned solely by us and we are not a trustee with respect to such assets.

                             We use the assets of the VA Account to buy shares of the Fund identified on the Schedule Page of this policy according to your most recent allocation instruction on file with us at our IPD. The Fund is registered under the 1940 Act as an open end, diversified management investment company. The Fund has separate Series that correspond to the sub-accounts of the VA Account. Assets of each sub-account are invested in shares of the corresponding Fund Series.

WITHDRAWAL PRIVILEGE         Subject to the terms of this policy, the
                             Accumulated Value of this policy, less any applicable contingent deferred sales charge, may be withdrawn in whole or in part on or before the Maturity Date.

OTHER BENEFITS               This policy provides a death benefit in the event
                             of the annuitant's death during the accumulation period. The death benefit equals the greater of:
                             (a) the sum of all premium payments made under this policy less any prior partial withdrawals or (b) the Accumulated Value on the date we receive a certified copy of the certificate of death. This policy also provides alternative annuity settlement options.



0641B

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                                  SCHEDULE PAGE



          Annuitant:                                              :Age and Sex

      Policy Number:                                              :Policy Date

              Owner:

        Beneficiary:  as stated in the application or as later changed.

    Initial Premium:                                              :Maturity Date

Subsequent Premiums:

  Payment Intervals:


                                SUB-ACCOUNT FEES

Mortality and Expense Risk
Fee on Policy Date:        .00342% (based on annual rate of 1.25%)

Daily Administrative Fee:   0.00000%

                                 POLICY CHARGES

Annual Administrative Charge:       $35

Transfer Charge:     $l0 per transfer, in excess of the first two transfers per policy year.

Contingent Deferred Sales Charge:  See Part 5 for a description of how this charge is determined.


                         SUB-ACCOUNT ALLOCATION SCHEDULE

Money Market Sub-Account #1                                     _______________%

Bond Sub-Account #3                                             _______________%

Stock Sub-Account #2                                            _______________%

Total-Vest Sub-Account #4                                       _______________%


2646B

Annuitant:                                                        :Policy Number

                           DESCRIPTION OF SUB-ACCOUNTS

                             FUND: BIG EDGE SERIES FUND

MONEY MARKET                 The investment objective of the MONEY MARKET
                             sub-account is to provide maximum current income consistent with capital preservation and liquidity.

STOCK The investment objective of the STOCK sub-account is to achieve intermediate and long-term growth of capital, with income as a secondary consideration.

BOND The primary investment objective of the BOND sub-account is to seek high current income. Capital growth is a secondary objective which will also be considered when consistent with the objective of high current income.

TOTAL-VEST                   The investment objective of the TOTAL-VEST
                             sub-account is to realize as high a level of total rate of return over and extended period of time as is considered consistent with prudent investment risk.

2646B

                            TEMPLETON INVESTMENT PLUS
             Flexible Premium Variable Accumulation Deferred Annuity

                                  SCHEDULE PAGE


          Annuitant:                                              :Age and Sex

      Policy Number:                                              :Policy Date

              Owner:

        Beneficiary:  as stated in the application or as later changed.

    Initial Premium:                                              :Maturity Date

Subsequent Premiums:

  Payment Intervals:


                                SUB-ACCOUNT FEES

Mortality and Expense Risk
Fee on Policy Date:        .00342% (based on annual rate of 1.25%)

Daily Administrative Fee:   .000342% (based on an annual rate of .125%)


                                 POLICY CHARGES

Annual Administrative Charge:       $35

Transfer Charge:     $l0.00 per transfer, in excess of the first two transfers
                     per policy year.

Contingent Deferred Sales Charge: See Part 5 for a description of how this charge is determined.


                         SUB-ACCOUNT ALLOCATION SCHEDULE

Templeton Money Market Sub-Account #131                         _______________%

Templeton Bond Sub-Account #133                                 _______________%

Templeton Stock Sub-Account #132                                _______________%

Templeton Asset Allocation Sub-Account #135                     _______________%


2646T

Annuitant:                                                        :Policy Number


                           DESCRIPTION OF SUB-ACCOUNTS

FUND:                        Templeton Variable Products Series Fund

TEMPLETON                    The investment objective of the TEMPLETON MONEY
MONEY MARKET                 MARKET sub-account is current income, stability of
                             principal, and liquidity.

TEMPLETON                    The investment objective of the TEMPLETON BOND
BOND                         sub-account is high current income.

TEMPLETON                    The investment objective of the TEMPLETON STOCK
STOCK                        sub-account is to pursue capital growth.

TEMPLETON                    The investment objective of the TEMPLETON ASSET
ASSET ALLOCATION             ALLOCATION sub-account is long-term capital growth.


2646T

                               TABLE OF CONTENTS
PART                                                 PAGE

      Schedule Page

      Policy Summary

  1   Definitions

  2   About This Policy

  3   The Owner

  4   Premiums and Allocations to Sub-Accounts

  5   Transfers, Withdrawals, and Lapse

  6   Expense Charges

  7   Determining the Accumulated and Unit Values

  8   Annuity Benefits

  9   Death Benefits

 10   Payment Options


0641B

                             PART 1: DEFINITIONS

YOU (YOUR)                   The owner of this policy.

WE (OUR, US)                 Phoenix Mutual Life Insurance Company
                             Hartford, Connecticut

ACCUMULATED VALUE            The total value of this policy's share, if any, of
                             all sub-accounts.

ANNUITY                      A contract promising a periodic series of payments.

ASSIGNS Any person to whom you assign an interest in this policy if we have notice of the assignment in accordance with the provisions stated in Part 2.

FIXED PAYOUT ANNUITY         An annuity providing payments which do not vary in
                             amount after the first payment is made.

IPD Our Investment Products Division. The address is shown on the cover page of this policy.

MATURITY DATE                The Maturity Date shown on the Schedule Page
                             or such changed Maturity Date as we may later agree in writing, but in no event earlier than the first policy anniversary or later than the policy anniversary nearest the annuitant's 85th birthday.

PAYMENT DATE                 The Valuation Date on which a premium payment
                             is received at our Investment Products Division unless it is received after the close of the New
                             York Stock Exchange, in which case it will be the next Valuation Date.

POLICY ANNIVERSARY           The anniversary of the Policy Date.

POLICY DATE                  The policy date as shown on the Schedule Page.
                             It is the date from which policy years and anniversaries are measured.

POLICY YEAR                  The first policy year is the one-year period
                             from the Policy Date. Easy succeeding policy year is the one-year period from the policy anniversary to the next policy anniversary.

UNIT A standard of measurement, as described in Part 4, used to measure the value of each sub-account.


2646                                   -1-

VALUATION DATE               For any sub-account, every day the New York
                             Stock Exchange is open for trading and Phoenix
                             Mutual is open for business.

VALUATION PERIOD             For any sub-account, it is the period in days
                             beginning with the day following the last Valuation
                             Date of that sub-account and ending on that sub-account's next succeeding Valuation Date.

WRITTEN REQUEST              A request in writing in a form satisfactory to us
(WRITTEN NOTICE)             and received by us at our IPD.


                             PART 2: ABOUT THIS POLICY

THE EFFECTIVE DATE           This policy will begin in effect on the Policy Date
                             provided the initial premium due is paid while the annuitant is alive.

THE POLICY AND               This policy and the written application, a copy of
APPLICATION                  which is attached to and made a part of this
                             policy, are the entire contract between you and us.
                             Any change in the terms of this policy, to be in effect, must be signed by one of our executive officers and countersigned by our Registrar or one of our executive officers. This policy is issued at our Home Office in Hartford, Connecticut. Any benefits payable under this policy are payable at our Home Office.

LIMITS ON OUR RIGHT          We rely on all statements made by or for the
TO CONTEST THIS              annuitant in the written application.  These
POLICY                       statements are considered to be representations and
                             not warranties. We can contest the validity of this policy for any material misrepresentation of a fact. To do so, however, the misrepresentation must be contained in the written application and a copy of the application must be attached to this policy when it is issued.

                             We cannot contest the validity of this policy, after it has been in force during the annuitant's lifetime for one year from its Policy Date.

REQUIRED PROOF OF            Proof of the annuitant's age must be filed with us
AGE AND SURVIVAL             before any annuity payments will begin. We also
                             have the right to require proof of the identity, age and survival of any person entitled to any payment under this policy or upon whose life any payments depend.

CLAIM OF CREDITORS           To the extent permitted by law, no amount payable
                             under this policy will be subject to any legal process to satisfy the claims of creditors.


2646                                   -2-

ADJUSTMENT FOR               If the age or sex of the annuitant has been
MISSTATEMENT OF AGE          misstated, any benefits payable will be adjusted
OR SEX                       to the amount that the premium paid would have
                             purchased based on the annuitant's correct age and sex. Any overpayments and underpayments made by us will be charged or credited against future payments to be made under the policy.

ASSIGNMENTS                  We will not be considered to have notice of any
                             assignment of an interest in this policy until we receive the original or copy of the assignment at our IPD. In no event will we be responsible for its validity. This policy may not be assigned or transferred to any person or entity such that the annuitant would not be considered the holder of the contract for purposes of the distribution at death of holder rules under Internal Revenue Code Section
                             72, as amended by the Tax Reform Act of 1986, or the corresponding section of any new tax code. Such section, as presently interpreted, would permit assignment to the annuitant, a non-individual, or a trust or other entity as agent for the annuitant.

STATEMENT OF ACCOUNT         We will furnish you, at least annually, a statement
                             of the Accumulated Value of this policy in each of the sub-accounts. We will also furnish you a statement of the investments held by each sub-account.


                             PART 3: THE OWNER

WHO IS THE OWNER             The owner is the person named as owner in the
                             application, unless later changed as provided in this policy. Ownership may not be changed to any person or entity such that the annuitant would not be considered the holder of the contract for purposes of the distribution at death of holder rules under Internal Revenue Code Section 72, as amended by the Tax Reform Act of 1986, or the corresponding section of any new tax or code. Such section, as presently interpreted, would permit ownership by the annuitant, a non-individual, or a trust or other entity as agent for the annuitant.
                             The annuitant will be the owner, if no other person is named as owner.

WHAT ARE THE RIGHTS          You control this policy during the annuitant's
OF THE OWNER                 lifetime but not until this policy begins in force.
                             Unless you and we agree otherwise, you may exercise all rights provided under this policy without the consent of anyone else. Your rights include the right to:

                                       -3-
2646

                             a. Receive any amounts payable under this policy during the annuitant's lifetime.

                             b. Change the owner or the interest of any owner subject to the restrictions stated in this part.

                             c.   Change the premium amount and payment
                                  intervals. See Part 4.

                             d. Change the sub-account allocation schedule for premium payments. See Part 4.

                             e. Transfer accumulated values between and among the various sub-accounts. See Part 5.

                             f. Make withdrawals from the various sub-accounts or fully surrender the policy for its surrender value. See Part 6.

                             g. Select an annuity payment option for amounts payable upon a withdrawal or full surrender.

                             h. Select an alternative annuity payment option to commence on the Maturity Date. See Part 8.

                             i. Change the beneficiary of the death benefit. See Part 9.

                             j.   Assign, subject to the restrictions stated in
                                  Part 2, release, or surrender any interest in this policy. See Parts 2 and 5.

                             You may exercise these rights only while the annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the annuitant and all beneficiaries and owners under this policy.

HOW TO CHANGE THE            To change the owner you must submit a written
OWNER                        request satisfactory to us.


                             PART 4: PREMIUMS AND ALLOCATIONS TO SUB-ACCOUNTS

PREMIUM AMOUNTS              The initial premium is due on the Policy Date. The
                             annuitant must be alive when the initial premium is paid. Thereafter, the premium amount and payment intervals are as shown on the Schedule Page unless later changed as described below. All premiums are payable in advance at our Investment Products
                             Department, except that the initial premium may be paid to an authorized agent of ours for forwarding to our Investment Products Department. No benefit associated with any such premium will be provided until it is actually received by us at our Investment Products Department.

                                       -4-
2646

                             You may vary the amount and payment intervals for subsequent premiums, and additional premium payments may be made within the following limits:

                             a. Each additional premium payment must at least equal $25.

                             b. No more than $1,000,000 in total premiums may be paid on this policy unless we agree otherwise.

                             c. The premium payment intervals may be changed to annual, semi-annual, quarterly, monthly, flexible, or any other arrangement agreed to by us.

                             We reserve the right to waive any or all of the above limits.

NET PREMIUM                  The net premium is equal to the premium paid less
ALLOCATION                   the applicable premium tax, if any is assessable at
                             the time of payment of the premium. As of the Policy Date, the premium tax for your policy, if any, is as shown on the Schedule Page. The net premium will be applied on the Payment Date to the various sub-accounts in accordance with the allocation schedule elected in the application.

                             The number of Units credited to each sub-account will be determined by dividing the net premium applied to that sub-account by the Unit Value of that sub-account on the Payment Date.

                             You may change the allocation schedule with respect to subsequent or additional premium payments by written notice filed with us. We reserve the right to waive the requirement of written notice.


                             PART 5: TRANSFERS, WITHDRAWALS, AND LAPSE

TRANSFERS AMONG              You may transfer all or a portion of the
SUB-ACCOUNTS                 Accumulated Value of this policy among one or more
                             of the sub-accounts. You can make at least six transfers per policy year. We reserve the right to require that such transfers be made by written request and to limit the number of additional transfers made during a policy year. A transfer fee will be imposed as shown on the Schedule Page. The
                             Accumulated Value of each sub-account will be determined on the Valuation Date that coincides with the date of transfer. Any new Units credited to a sub-account as a result of any transfer shall bear the same Payment Date as the Units released to effectuate such transfer.


                                       -5-
2646
064lB

WITHDRAWALS AND              You may withdraw in cash the Accumulated Value of
FULL SURRENDER               this policy, less any applicable contingent
                             deferred sales charge, in whole or in part any time prior to the Maturity Date. Such withdrawals must be by written request in a form satisfactory to us and must include such tax withholding information as we may reasonably require. The withdrawal will be accomplished by surrender and release of Units credited to the sub-account(s) from which the withdrawal is to be made. If as the result of a withdrawal, no Accumulated Value remains under this policy, the policy will be deemed fully surrendered and of no further value or effect. The Accumulated
                             Value of each sub-account will be determined on the Valuation Date that coincides with the date of the withdrawal.

                             After the first policy year, and each year thereafter, an amount up to 10% of the Accumulated Value of this policy as of the end of the prior policy year may be withdrawn free of any contingent deferred sales charge. Any amount withdrawn during the first policy year or in excess of such 10% during later policy years will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn:

                                 Age of Deposit in Complete        Contingent
                                 Years from Payment Date Unit       Deferred
                                 Released was Credited            Sales Charge
                                          0                            6%
                                          1                            5%
                                          2                            4%
                                          3                            3%
                                          4                            2%
                                          5                            1%
                                          6 and over                   0%

                             In no event, however, will the total of all contingent deferred sales charges applied under this policy exceed 9% of the total premiums paid on this policy.

                             You may elect to apply the amount withdrawn or surrendered to the various payment options described in Part 9.

LAPSE If on any Valuation Date the Accumulated Value of this policy becomes zero, the policy will immediately terminate and lapse without value. We will mail to you, at your most recent post office address on file with us at our IPD, a written notice of lapse within 30 days after any such Valuation Date.


                                       -6-
2646

RULES AND LIMITATIONS        The Units released for transfer or withdrawal will
                             be determined on a First-In, First-Out (FIFO) basis.

                             No transfers, withdrawals, or full surrender may be made after commencement of an annuity on the Maturity Date or with respect to any funds applied under a payment option.

DEFERRAL OF                  Transfers, withdrawals, or a request for a full
PAYMENT                      surrender will usually be processed within 7 days
                             after we receive the written request at our IPD.
                             However, we may postpone the processing of any such transactions for any of the following as allowed under the Investment Company Act of 1940:

                             (a) when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                             (b)  when trading on the exchange is restricted;

                             (c)  when an emergency exists as a result of
                                  which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the subaccounts; or

                             (d) when a governmental body having jurisdiction over the account by order permits such suspension.

                             Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in
                             (b) or (c) or (d) exist.


                             PART 6: EXPENSE CHARGES

                             Charges to cover expenses incurred by us in the distribution and administration of this policy are made in the manner described below. However, we reserve the right to vary the amount of such charges to amounts not exceeding the maximum amounts stated below.

DISTRIBUTION CHARGES         Charges to cover expenses incurred in the
                             distribution of this policy are taken in the form of a contingent deferred sales charge as described in Part 5 which is applied to any withdrawals or full surrender made within the six-year period following the Payment date the Units released were credited.

MORTALITY AND EXPENSE        The mortality and expense risk assumed by us is
RISK FEE                     taken in the form of a daily fee against each
                             sub-account in such amount as shown on the Schedule
                             Page.


                                       -7-
2646

DAILY                        A portion of the administrative expense incurred
ADMINISTRATIVE FEE           by us is assessed in the form of a daily fee
                             against each sub-account in such amount as shown on the Schedule Page.

ANNUAL                       A portion of the administrative expense incurred
ADMINISTRATIVE CHARGE        by us is assessed in the form of an annual charge
                             as shown on the Schedule Page. Such charge will be deducted at the end of each policy year from the total Accumulated Value of this policy with each sub-account bearing a pro-rata share of such expense based on the proportionate Accumulated
                             Value of each of the sub-accounts. By agreement with us, you may, instead, elect to pay this charge to us in cash.


                                       -8-
2646

                             PART 7: DETERMINING THE ACCUMULATED AND UNIT VALUES

CREDITING OF                 When a premium payment is received by us, we will
SUB-ACCOUNT UNITS            apply the premium paid less the applicable premium
                             tax on the Payment Date to credit Units to one or more sub-accounts under this policy in accordance with the most recent allocation schedule on file with us. The number of Units credited to each sub-account will be determined by dividing the premium net of any applicable premium taxes, applied to that sub-account by the then current
                             Unit Value of that sub-account.

DETERMINATION OF THIS        The Accumulated Value of a sub-account at any time
POLICY'S ACCUMULATED         prior to the Maturity Date is determined by
VALUE                        multiplying the total number of units under this
                             policy for that sub-account by the current Unit
                             Value of that sub-account. The total Accumulated
                             Value under this policy equals the sum of the Accumulated Values of each of the sub-accounts.

DETERMINATION OF THE         The Unit Value of each sub-account was set by us
CURRENT SHARE VALUE          on the first Valuation Date under the sub-account.
                             The current Unit Value of a sub-account on any subsequent Valuation Date is determined by multiplying the Unit Value of the sub-account on the immediately preceding Valuation Date by the Net
                             Investment Factor for that sub-account for the Valuation Period just ended.

DETERMINATION OF THE         The Net Investment Factor for a sub-account is
NET INVESTMENT FACTOR        determined by the investment performance of the
                             assets underlying the sub-account for the Valuation
                             Period just ended. The Net Investment Factor of a
                             sub-account for any Valuation Period is equal to
                             1.0000000 plus the applicable net investment rate
                             for the period. The net investment rate is
                             determined by:

                             a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the sub-account for the Valuation Period; and

                             b. for each calendar day in the Valuation Period subtracting an amount equal to the mortality and expense risk fee plus the daily administrative fee; and

                             c. dividing the result of (a) and (b) by the Accumulated Value of the sub-account at the beginning of the Valuation Period.

THE VALUATION OF                  The values of the assets in each sub-account
SUB-ACCOUNT                       will be calculated in accordance with
                                  applicable law and accepted procedures.


2646                                   -9-

                             PART 8: ANNUITY BENEFITS

                             Unless you elect an alternative annuity payment option as described in Part 10 on or before the Maturity Date, the Accumulated Value of this policy on the Maturity Date will automatically be applied to provide you a 10-year period certain fixed payout monthly life annuity based on the annuitant's life under Payment Option A as described in Part 10. Any annuity payments falling due after the annuitant's death during the period certain will be paid to the beneficiary.

                             If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, we shall have the right to pay such amount to you in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

MATURITY DATE                The amount of monthly annuity payment for each
GUARANTEED RATES             $l,000 of Accumulated Value applied on the Maturity
                             Date to purchase a 10-year period certain life annuity on the annuitant's life under Payment
                             Option A will be based on the rates shown below for your age and sex. These rates are based on the a-49
                             Annuity Table projected to 1985 with Projection
                             Scale B and an interest rate of 3 3/8%. However, if our current rates in effect for this policy on the Maturity Date are more favorable, we well use those rates.

                                *Age             Male             Female
                                55               4.95              4.57
                                60               5.54              5.09
                                65               6.30              5.79
                                70               7.24              6.70
                                75               8.26              7.79
                                80               9.12              8.83
                                85               9.60              9.50

                             *Based on the annuitant's age on his or her birthday nearest the Maturity Date.


                             PART 9: DEATH BENEFITS

HOW THE DEATH BENEFIT        In the event of the annuitant's death, we will
IS DETERMINED                determine the amount of the death benefit as
                             follows:

                         A. Death before Maturity Date - If the annuitant dies before the Maturity Date, the death benefit will equal the greater of (1) the sum of all premium payments made under this policy less any prior partial withdrawals or (2) the Accumulated Value of this policy on the date of our receipt of a certified


2646                                   -10-
                             copy of the certificate of death. In lieu of receiving the death benefit in a lump sum cash payment, the beneficiary may elect certain alternative payment options as described below.

                         B. Death on or after Maturity Date - If the annuitant dies on or after the Maturity Date, any death benefit will be determined in accordance with the provisions of the applicable payment option elected by you.

                             If the annuitant dies before the Maturity Date, the beneficiary of any death benefit then payable may elect to apply his or her respective share of the death benefit under any of the Payment Options described in Part 10, subject to the following limitations. These limitations are imposed to satisfy the annuity contract definition requirements of the Internal Revenue Code of 1986. The beneficiary's election shall be limited to the following options:

                         a. an Option A life annuity on the life of such beneficiary with a specified period certain of at least 5 years but not beyond the life expectancy of such beneficiary; or

                         b. an Option B life annuity on the life of such beneficiary; or

                         c. an Option E installment refund life annuity providing for a refund period of at least 5 years but not beyond the life expectancy of such beneficiary; or

                         d. an Option G installment payout providing for payments for a specified period of at least 5 years but not beyond the life expectancy of such beneficiary; or

                         e. an Option H installment payout providing for payment of a specified amount for a period of at least 5 years but not beyond the life expectancy of such beneficiary.

                             We reserve the right to extend the options offered or further restrict the options offered to the extent consistent with future changes in the Internal Revenue Code and any regulations or rulings under such Code.

SUBSTITUTE ANNUITANT         If the annuitant dies before the Maturity Date and
                             the annuitant's spouse is the beneficiary, in lieu of any of the above settlements, he of she may elect to continue this policy on his or her life as the substitute annuitant as if no death had occurred.


2646                                    -11-

                             We shall have the right to first require return of the policy to us so that we may amend it to reflect this change.

THE BENEFICIARY              Unless otherwise provided, any death benefit or
                             income payment that falls due after the annuitant's death will be payable in equal shares to such primary beneficiaries as are then living. But if none is then living, payment will be made in equal shares to such contingent beneficiaries as are then living. But if no beneficiary is then living, payment will be made to the executor or administrator of the survivor of the annuitant and all beneficiaries.

                             Unless otherwise stated, the relationship of a beneficiary is the relationship to the annuitant.

HOW TO CHANGE THE            At any time prior to death of the annuitant, you
BENEFICIARY                  may change the the beneficiary by written notice
                             signed by you and filed with us at our IPD. When we receive it, the change will relate back and take effect as of the date it was signed by you.
                             However, the change will be subject to any payments made or actions taken by us before we received the notice at our IPD.


                             PART 10: PAYMENT OPTIONS

                             The election of a payment option must be in a written form satisfactory to us. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by us reflecting the terms of the payment - option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. We further have the right to require that the amount applied on the settlement date to any payment option elected at least equal $2,000 and result in a monthly payment of at least $20. As regards the election of a payment option by the beneficiary of any death benefit payable under this policy, limited as described in Part 9, the term "annuitant" as used below shall refer to such beneficiary.

                             The guaranteed annuity payment rates under the following options will be based on the annuitant's age and sex, and will be no less favorable than the following:

                                  Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5 and 10 year certain periods under Option A, for the 10 year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20 year certain period under Options A and F; and interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.


2646                                    -12-

OPTION A - LIFE              A fixed payout annuity payable monthly while the
ANNUITY WITH                 annuitant is living or, if later, the end of the
SPECIFIED PERIOD             specified period certain. The period certain may be
CERTAIN                      specified as 5, 10, or 20 years. The period certain
                             must be elected at the time that this option is elected.

OPTION B -                   A fixed payout annuity payable monthly while the
NON-REFUND                   annuitant is living and ending with the last
LIFE ANNUITY                 payment due preceding the date of the annuitant's
                             death.

OPTION D - JOINT             A fixed payout annuity payable monthly while the
AND SURVIVORSHIP             annuitant and the designated joint annuitant are
LIFE ANNUITY                 living, and continuing thereafter during the
                             lifetime of the survivor. The amount to be continued to the survivor may be 100% or 50% of the joint annuity payment, as specified at the time this option is elected. The designated joint annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40. The adjusted age is the person's age on his or her birthday nearest the settlement date.

OPTION E - INSTALLMENT       A fixed payout annuity payable monthly while the
REFUND LIFE ANNUITY          annuitant is living or, if later, the date the
                             annuity payments made under this option total an amount which refunds the entire amount applied under this option. If the annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F - JOINT AND         A fixed payout annuity payable monthly while either
SURVIVORSHIP LIFE            the annuitant or designated joint annuitant is
ANNUITY WITH                 living, or if later, the end of the specified
SPECIFIED PERIOD             period certain. The period certain specified may be
CERTAIN                      10 or 20 years. The period certain must be
                             specified at the time this option is elected. The designated joint annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40 years. The adjusted age is the person's age on his or her birthday nearest the settlement date.

OPTION G - PAYMENTS          Equal income installments for a specified period
FOR A SPECIFIED              of years are paid whether the payee lives or dies.
PERIOD                       The period certain specified must be in whole
                             number of years from 5 to 30.


2646                                    -13-

0641B/21

OPTION H - PAYMENTS          Equal income installments of a specified amount are
OF A SPECIFIED               paid until the principal sum remaining under this
AMOUNT                       option from the amount applied is less than the
                             amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OTHER OPTIONS                We may offer other payment options or alternative
                             versions of the options listed above.


                                      -14-
2646
0641B/22

         POLICY AMENDMENT FOR QUALIFIED PLANS OTHER THAN IRA'S OR TSA'S

                             THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED.

THE OWNER                    The definitions in Part 1 are amended to redefine
                             You and Your to mean the plan trustee or plan sponsor designated as owner in the application for this policy whenever such terms are used to reference any rights otherwise exercisable by the annuitant under this policy.

NONTRANSFERABILITY           The provision entitled "Assignments" in Part 2 is
                             amended to read as follows:

                                  Your policy may not be sold, assigned,
                                  discounted or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose, except pursuant to a Qualified Domestic Relations Order as defined in the Internal Revenue Code of 1954 as now or later amended.

LIMITATION ON YOUR           The beneficiary provisions in Part 8 are amended to
RIGHT TO CHANGE              provide that the owner shall also be the
THE BENEFICIARY              beneficiary and to provide that, except with
                             respect to the election of Payment Options as described in Part 9, no change may be made in the beneficiary.

                             Upon election of any such Payment Option, the owner may, on the date of settlement, designate such persons as are to be the beneficiaries under such supplementary contracts distributed by us reflecting the terms of the Payment Option elected.

SUPPLEMENTARY                The first paragraph of Part 9 entitled "Payment
CONTRACTS                    Options" is amended to add the following:

                                  We reserve the right to require that the election of a Payment Option be in the form of a supplementary contract between you and us reflecting the terms of the Payment Option elected.




                                           Phoenix Mutual Life Insurance Company



                    Secretary              President



                                    Registrar

R612

0641B/23

              POLICY AMENDMENT FOR INDIVIDUAL RETIREMENT ANNUITANTS


                             THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED. NOTWITHSTANDING ANY PROVISIONS OF THE POLICY TO THE CONTRARY, THIS POLICY IS AMENDED AS SPECIFIED BELOW TO COMPLY AS AN INDIVIDUAL RETIREMENT ANNUITY UNDER THE TERMS OF THE INTERNAL REVENUE CODE OF 1954 (THE CODE) AS NOW OR LATER AMENDED:

NONFORFEITABILITY            Your rights in this policy shall be nonforfeitable
                             to the extent provided herein.

NONTRANSFERABILITY           The provision entitled "Assignments" in Part 2 is
                             amended to read is follows:

                                  Your policy may not be sold, assigned,
                                  discounted or pledged as collateral for a loan or as security for the performance of any obligation, or for any other purpose.

LIMITATION ON
PREMIUM AMOUNTS              The provision entitled "Premium Amounts" in Part 3
                             is amended to add the following limitation:

                                  Except in the case of "rollover contributions" as described in Sections 402(a)(5), 402(a)(7), 403(a)(4) , 403(b)(8), or 408(d)(3) of the
                                  Code, or an employer contribution to a
                                  simplified employee pension as defined in
                                  Section 408(k), no more than $2,000 in premium may be paid or applied under this policy for any taxable year of the annuitant. Unless you in writing notify us otherwise, your taxable year will be assumed to coincide with the calendar year.

                                  Any premium refund, other than amounts
                                  refunded to you as excess contributions, will be applied as additional premium or to provide additional benefits.

MATURITY DATE                The definitions in Part I are amended to redefine
                             Maturity Date as follows:

                                  The Maturity Date shown on the Schedule Page or such changed Maturity Date as we may later agree in writing, but in no event earlier than the first policy anniversary or later than the first day of April following the calendar year in which you attain age 70-1/2 or such later date as may be permitted pursuant to spousal election as provided below under Death Benefits.


R614                                   -1-

0641B/24

LIMITATION ON                Part 7 entitled "Annuity Benefits" and Part 9
PAYMENT OPTIONS              entitled "Payment Options" are amended to the
                             extent needed to conform to the following:

                                  The following payment periods, including the period certain under any annuity automatically payable on the Maturity Date under Payment Option A, may not exceed the life expectancy of the annuitant(s) or, with respect to Options G & H, the life expectancy of the BENEFICIARY UNDER such option:

                                      1.  the period certain under Payment
                                          Option A and F; and
                                      2.  the refund period under Payment Option
                                          E; and
                                      3.  the payment periods under Payment
                                          Options G and H.

                                  Joint and survivorship Payment Options D and F are only available for annuity on the life of you and the designated beneficiary.

DEATH BENEFITS               The second paragraph of the provision entitled "How
                             the Death Benefit is Determined" in Part 8 is amended to further require, in the event of your death prior to the Maturity Date, that payments under any payment option elected by the beneficiary commence no later than one year after the date of your death.

                             Payment of the death proceeds in any manner other than as described under Payment Options in Part 9 must result in distribution of the entire death proceeds within 5 years after your death.

                             The last paragraph of the provision entitled "How the Death Benefit is Determined" is amended to permit any spouse beneficiary electing to continue the policy on his or her life as substitute annuitant to further elect to either:

                                  a. reat the policy as his or her own policy
                                     and thus enjoy all rights of annuitant as stated in the policy, including the right to pay premiums or to request an adjustment of the Maturity Date to a date not beyond the first day of April following the calendar year in which such substitute annuitant attains age 70-1/2; or


R614                                   -2-

0641B/25

                                  b. reat the policy as remaining the deceased
                                     spouse's policy, in which event the
                                     substitute annuitant may enjoy all rights of annuitant as stated in the policy except that no additional premium payments may be made and the Maturity Date may not be adjusted beyond the first day of April following the calendar year in which the deceased spouse would have attained age 70-1/2.

                                     If you die before the Maturity Date, your spouse is the beneficiary, and he or she makes no other settlement selection or makes a regular IRA or rollover contribution to or from the policy, he or she will be deemed as having made an election to continue the policy as his or her own policy under a. above.

MODIFICATIONS                We reserve the right to modify this amendment to
                             comply with future changes in the Code and any regulations or rulings issued under such code. We shall provide you a copy of any such modifications.



                                           Phoenix Mutual Life Insurance Company


                    Secretary              President



                                    Registrar


R614                                   -3-

0641B/26

                  POLICY AMENDMENT FOR TAX SHELTERED ANNUITIES


                             THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED. NOTWITHSTANDING ANY PROVISIONS OF THE POLICY TO THE CONTRARY, THIS POLICY IS AMENDED AS SPECIFIED BELOW TO COMPLY AS A TAX SHELTERED 403(B) ANNUITY UNDER THE TERMS OF THE INTERNAL REVENUE CODE OF 1954 (THE CODE) AS NOW OR LATER AMENDED:

NONFORFEITABILITY            Your rights in this policy shall be nonforfeitable
                             to the extent provided herein.

NONTRANSFERABILITY           The provision entitled "Assignments" in Part 2 is
                             amended to read as follows:

                                  Your policy may not be sold, assigned,
                                  discounted or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose.

LIMITATION ON                The provision entitled "Premium Amounts" in Part 3
PREMIUM AMOUNTS              is amended to add the following limitation:

                                  Except in the case of amount transferred by reason of a "rollover contribution" as described in Code Sections 403(b)(8) or 408(d)3(a)(iii), (as permitted in Code Section 403(b)(l)) contributions made by the annuitant's taxable year may not exceed the lesser of:

                                     a. the annuitant's exclusion allowance as determined for that year in accordance with the provisions of Code Section 403(b)(2);

                                     b. the amount permitted to be contributed under Code Section 415; or

                                     c. $9,500, as adjusted by the provisions of Code Section 402(g)(5) (Cost of living adjustment) unless a higher amount is permitted under Code Section 402(g)(8).

MATURITY DATE                The definitions in Part I are amended to redefine
                             Maturity Date as follows:

                                  The Maturity Date shown on the Schedule Page or such changed Maturity Date as we may later agree in writing, but in no event earlier than the first policy anniversary or later than the first day of April following the calendar year in which you attain age 70-1/2.


R615                                   -1-

0641B/27

LIMITATION ON                Part 7 entitled "Annuity Benefits" and Part 9
PAYMENT OPTIONS              entitled "Payment Options" are amended to the
                             extent needed to conform to the following:

                                  The following payment periods, including the period certain under any annuity automatically payable on the Maturity Date under Payment Option A, may not exceed the life expectancy of the annuitant(s) or, with respect to Options G & H, the life expectancy of the beneficiary under such option:

                                    1.  the period certain under Payment Option
                                        A and F; and
                                    2.  the refund period under Payment Option
                                        E; and
                                    3.  the payment periods under Payment
                                        Options G and H.

                                  Joint and survivorship Payment Options D and F are only available for an annuity on the life of you and the designated beneficiary.

                                  Payment of the death proceeds in any manner other than as described under Payment Options in Part 9 must result in distribution of the entire death proceeds within 5 years after your death.

DEATH BENEFITS               The second paragraph of the provision entitled "How
                             the Death Benefit is Determined" in Part 8 is amended to further require, in the event of your death prior to the Maturity Date, that payments under any payment option elected by the beneficiary commence no later than one year after the date of your death.

MODIFICATIONS                We reserve the right to modify this amendment to
                             comply with future changes in the Code and any regulations or rulings issued under such Code. We shall provide you a copy of any such modifications.



                                           Phoenix Mutual Life Insurance Company



               Secretary                   President



                                    Registrar


R615                                   -2-

0641B/28

                                POLICY AMENDMENT

THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED.

The section entitled "Maturity Date Guaranteed Rates" is amended to read as follows:

      The amount of monthly annuity payment for each $l,000 of Accumulated Value applied on the Maturity Date to purchase a 10-year period certain life annuity on the annuitant's life under Payment Option A will be based on the a-49 female Annuity Table projected to 1985 with Projection Scale B and an interest rate 3 3/8%. However, if our current rates in effect for this policy on the Maturity Date are more favorable, we will use those current rates.

                               *Age
                               55                4.57
                               60                5.09
                               65                5.79
                               70                6.70
                               75                7.79
                               80                8.83
                               85                9.50

           *Based on the annuitant's age on his or her birthday nearest the Maturity Date.

The first two paragraphs of Part 10 "Payment Options" are amended to read as follows:

      The election of a payment option must be in a written form satisfactory to us. We have the right to require proof of age of any person on whose life payments depend, as well as proof of the continued survival of any such person. We further have the right to require that the amount applied on the settlement date to any payment option elected at least equal $2,000 and result in a monthly payment of at least $20. As regards the election of a payment option by the beneficiary of any death benefit payable under this policy, limited as described in Part 9, the term "annuitant" as used below shall refer to such beneficiary.

      The guaranteed annuity payment rates under the following options will be no less favorable than the following:

      Under Options A, B, D, E and F rates are based on the a-49 female Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5 and 10 year certain periods under Option A, for the 10 year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20 year certain period under Options A and F and interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.

The provision entitled "Adjustment for Misstatement of Age or Sex" in Part 2 is amended to read as follows:

If the annuitant's age has been misstated, any benefits payable will be adjusted to the amount that the premium paid would have purchased based on the annuitants correct age. Any overpayments and underpayments made by us will be charged or credited against future payments to be made under the policy.

                                           Phoenix Mutual Life Insurance Company

      Secretary                            Chairman of the Board

                           Registrar

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

                             TEMPORARY MONEY MARKET ALLOCATION AMENDMENT

                             THIS AMENDMENT IS ISSUED AS PART OF THE POLICY TO WHICH IT IS ATTACHED IF IT IS LISTED ON THE SCHEDULE PAGE OF THE POLICY OR IN AN ENDORSEMENT AFTER THAT PAGE. YOU SHOULD THEREFORE REVIEW THE POLICY'S SCHEDULE PAGE FOR APPLICABILITY.

REFUND RIGHT AND             The refund right stated in the Right to Cancel
TEMPORARY MONEY              provision on the cover page of the policy is
MARKET SUB-ACCOUNT           amended to provide for a full refund of any premium
ALLOCATION                   paid less any partial surrender amounts paid, if
                             the returned policy is received by us at our Investment Products Division prior to termination of the Right to Cancel Period.

PREMIUM ALLOCATION           The provision in Part 3, entitled "Net Premium
                             Allocation" is amended to provide that the net premium will temporarily be applied on its Payment
                             Date entirely to the Money Market sub-account until termination of the Right to Cancel period stated on the cover page of the policy. Upon termination of such period without prior receipt at our Investment
                             Products Division of the returned policy for a refund, the then value of this policy's share in the Money Market sub-account will automatically be reallocated based on the premium allocation schedule elected in the application or as later changed by you. The resultant share of this policy in the value of each of the respective sub-accounts on the date of transfer shall be in the same percentages of the then total Accumulated Value as the premium allocation percentages elected in the application or as later changed by you.

TRANSFERS                    The provision in Part 4, entitled "Transfers Among
                             Sub-Accounts", is amended to provide that no transfers may be made until termination of the Right to Cancel period stated on the cover page.



                                           Phoenix Mutual Life Insurance Company

                 Secretary                 President


                               Registrar


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